As filed with the Securities and Exchange Commission on June 12, 2006

Registration No. 333-113701

UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

DURATEK, INC.

(Exact name of registrant as specified in its charter)

Delaware	22-2427618
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

10100 Old Columbia Road

Columbia, MD 21046

(410) 312-5100

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

R Steve Creamer

President and Chief Executive Officer

Duratek, Inc.

10100 Old Columbia Road

Columbia, MD 21046

(410) 312-5100

(name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Henry D. Kahn

Hogan & Hartson L.L.P.

111 S. Calvert Street, Suite 1600

Baltimore, Maryland  21202

(410) 659-2780

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-3 (File No. 333-113701) filed with the Securities and Exchange Commission on March 18, 2004 (the “Registration Statement”), by Duratek Inc., a Delaware Corporation (“Duratek”), relating to $125,000,000 principal amount of debt securities, warrants, preferred stock and common stock,  and 3,201,649 shares of common stock (collectively the “Securities”).

On June 7, 2006, pursuant to the Agreement and Plan of Merger, dated as of February 6, 2006, among EnergySolutions LLC (“EnergySolutions”), Dragon Merger Corporation (“Merger Sub”) and Duratek, Merger Sub was merged with and into Duratek, and Duratek was the surviving corporation. Duratek is now a wholly owned subsidiary of EnergySolutions. In accordance with an undertaking made by the Registrant in the Registration Statement to remove from registration, by means of a post-effective amendment, any securities of the Registrant that remain unsold at the termination of the offering, the Registrant hereby removes from registration all Securities registered under the Registration Statement that remain unsold. All Securities previously registered under the Registration Statement that remain unsold are hereby deregistered.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbia, State of Maryland, on June 12, 2006.

DURATEK, INC.
By:	/s/ R Steve Creamer
R Steve Creamer
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Date: June 12, 2006	/s/ R Steve Creamer
R Steve Creamer President, Chief Executive Officer and Director (Principal Executive Officer)

Date: June 12, 2006	/s/ Jean I. Everest II
Jean I. Everest II Vice President, Treasurer and Chief Financial Officer (Principal Financial Officer)

Date: June 12, 2006	/s/ William M. Bambarger, Jr.
William M. Bambarger, Jr. Controller (Principal Accounting Officer)

Date: June 12, 2006	/s/ Jordan W. Clements
Jordan W. Clements Director

Date: June 12, 2006	/s/ Andrew S. Weinberg
Andrew S. Weinberg Director

Date: June 12, 2006	/s/ Lance L. Hirt
Lance L. Hirt Director

Date: June 12, 2006	/s/ Alan E. Goldberg
Alan E. Goldberg Director

Date: June 12, 2006	/s/ Robert D. Lindsay
Robert D. Lindsay Director